Exhibit 99.1

BMC SOFTWARE ANNOUNCES RECEIPT OF REQUISITE CONSENTS WITH RESPECT TO THE CASH TENDER OFFERS AND CONSENT SOLICITATIONS FOR ITS 4.25% NOTES DUE 2022 AND 4.50% NOTES DUE 2022

HOUSTON, August 2, 2013 — BMC Software, Inc. (NASDAQ: BMC) (the “Company”) announced today that it has received the requisite consents (the “Consents”) with respect to its previously announced solicitations (the “Solicitations”) of Consents relating to certain proposed amendments (the “Proposed Amendments”) to each of (i) the Supplemental Indenture, dated as of February 13, 2012 by and between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”) pursuant to which its 4.25% Notes due 2022 (the “4.25% Notes”) were issued (as amended and supplemented, the “First Supplemental Indenture”) to the Base Indenture, dated as of February 13, 2012 by and between the Company and the Trustee (the “Base Indenture” and, together with the First Supplemental Indenture, the “4.25% Indenture”) and (ii) the Second Supplemental Indenture, dated as of November 16, 2012 by and between the Company and the Trustee pursuant to which its 4.50% Notes due 2022 (the “4.50% Notes”) were issued (the “Second Supplemental Indenture”) to the Base Indenture (the Base Indenture together with the Second Supplemental Indenture, the “4.50% Indenture” and, together with the 4.25% Indenture, the “Indentures”) upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement (the “Statement”) and the accompanying Letter of Transmittal and Consent (the “Letter of Transmittal”), each dated as of July 18, 2013.

In conjunction with the Solicitations, the Company commenced Tender Offers to purchase for cash any and all of its 4.25% Notes and 4.50% Notes (the 4.25% Notes and the 4.50% Notes together, the “Notes”) upon the terms and subject to the conditions set forth in the Statement and the accompanying Letter of Transmittal (the “Tender Offers”). As of the Consent Time (as defined below), $448,496,000 aggregate principal amount of 4.25% Notes, representing 89.70% of the 4.25% Notes, were tendered and $257,160,000 aggregate principal amount of 4.50% Notes, representing 85.72% of the 4.50% Notes, were tendered.

The Solicitations expired at 5:00 p.m., New York City time, on July 31, 2013 (the “Consent Time”). As of the Consent Time, the Company received the requisite number of Consents required to approve the Proposed Amendments. These Consents may not be revoked.

The Proposed Amendments amend the Indentures in connection with the Agreement and Plan of Merger, dated as of May 6, 2013, by and among the Company, Boxer Parent Company Inc., a Delaware corporation (“Parent”) and Boxer Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), as amended from time to time (the “Acquisition Agreement”), pursuant to which Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation (such transaction, the “Acquisition”).

The Proposed Amendments will be effected by a Third Supplemental Indenture (the “Third Supplemental Indenture) and a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) to the applicable Indenture, which are described in more detail in the Statement. Having received the Consents, the Company and the Trustee executed the Third Supplemental Indenture and the Fourth Supplemental Indenture.

The Company anticipates that the Acquisition will be completed in the third calendar quarter of 2013. Adoption of the Proposed Amendments is not a condition to the consummation of the Acquisition or to the financing of the Acquisition. For more information regarding the Proposed Amendments to the Indentures, please refer to the Statement and the related Letter of Transmittal.

In the event that each of the conditions to the Solicitations described in the Statement is satisfied or waived, holders of Notes that validly tendered (and did not validly withdraw) their Notes and validly delivered (and did not validly revoke) their corresponding Consents with respect to such offer at or prior to the Consent Time are eligible to receive the Total Consideration (the “Total Consideration”) of $1,015.00 per $1,000 principal amount of Notes tendered, which includes a Consent Payment of $25.00 per $1,000 principal amount of Notes tendered (the “Consent Payment” ). Holders who tender their Notes after the Consent Time and on or prior to the Expiration Date (as defined below) will be eligible to receive the Purchase Price of $990.00 per $1,000 principal amount of Notes tendered (the “Purchase Price”), but not the Consent Payment. The Total Consideration (including the Consent Payment) is only payable to holders of Notes who validly tendered and did not validly withdraw their Notes, and who validly delivered and did not validly revoke the corresponding Consent at or prior to the Consent Time, and whose Notes are accepted for purchase.

The Tender Offers are each currently scheduled to expire at 5:00 P.M., New York City time, on August 15, 2013, unless extended (such time and date, as the same may be extended with respect to each series of Notes, the “Expiration Date”).

Holders may obtain copies of the Statement and the related Letter of Transmittal from the Information Agent and Tender Agent, D.F. King and Co., Inc., at (212) 269-5550 (collect, for banks and brokers only) and (800) 967-4604 (toll free).

Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC and Barclays Capital Inc. are the Dealer Managers for the Tender Offers and Solicitation Agents for the Solicitations. Questions regarding the Tender Offers and the Solicitations may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) and (212) 538-2147 (collect).

None of the Company, the Dealer Managers and Solicitation Agents, the Information Agent and Tender Agent or any other person makes any recommendation as to whether holders of Notes should tender their Notes or provide the related Consents, and no one has been authorized to make such a recommendation.

This press release is for informational purposes only and the Solicitations and Tender Offers were only made pursuant to the terms of the Statement and the related Letter of Transmittal. The Tender Offers were not made to, and Consents were not solicited from, Holders of Notes in any jurisdiction in which it is unlawful to make such Tender Offer, Solicitation or grant such Consent.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Business runs better when IT runs at its best.

Tens of thousands of IT organizations around the world — from small and mid-market businesses to the Global 100 — rely on BMC Software (NASDAQ: BMC) to manage their business services and applications across distributed, mainframe, virtual and cloud environments. BMC helps customers cut costs, reduce risk and achieve business objectives with the broadest choice of IT management solutions, including industry-leading Business Service Management and Cloud Management offerings. For the four fiscal quarters ended March 31, 2013, BMC revenue was approximately $2.2 billion. www.bmc.com

BMC, BMC Software, and the BMC Software logo are the exclusive properties of BMC Software Inc., are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other BMC trademarks, service marks, and logos may be registered or pending registration in the U.S. or in other countries. All other trademarks or registered trademarks are the property of their respective owners. © Copyright 2013 BMC Software, Inc.

Additional Information and Where to Find It

Investors and security holders may obtain a free copy of documents filed by BMC Software, Inc. with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of BMC Software, Inc.’s filings with the SEC from BMC Software, Inc.’s website at http://investors.bmc.com/sec.cfm or by directing a request to: BMC Software, Inc., 2101 CityWest Blvd., Houston, Texas 77042-2827, Attn: Investor Relations, (713) 918-1805.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed Acquisition and all other statements herein, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed Acquisition because of a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Acquisition Agreement, (2) the failure to satisfy the closing conditions, (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Acquisition Agreement, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Acquisition and (5) the effect of the announcement of the Acquisition on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s 2013 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Contact Details

Mark Stouse, Global Communications

Mobile 281-468-1608

mark_stouse@bmc.com

Derrick Vializ, Investor Relations

Office 713-918-1805

derrick_vializ@bmc.com

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